Exhibit 5

ALLSTATE LIFE INSURANCE COMPANY

LAW AND REGULATION DEPARTMENT

3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Direct Dial Number (847) 402-9365

Angela K. Fontana

Director, Vice President,

General Counsel and Secretary

October 10, 2014

TO:	ALLSTATE LIFE INSURANCE COMPANY NORTHBROOK, ILLINOIS 60062

FROM:	ANGELA K. FONTANA DIRECTOR, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

RE:	FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the “Company”) with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as AIM Lifetime Plus II and AIM Enhanced Choice Variable Annuity (the “Contracts”), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement.

Sincerely,

/s/ Angela K. Fontana Director, Vice President, General Counsel and Secretary